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                                                                   EXHIBIT 10.13

                              SECURITY AGREEMENT


     This Security Agreement is made as of March 28, 1997 between Audible, Inc. ("Pledgee"), and Donald Katz ("Pledgor").

                                   RECITALS
                                   --------

A. Pledgor is, as of the date hereof, borrowing the sum of $100,000.00 from Pledgee as evidenced by his promissory note (the "Note") dated the date hereof.

B. Pledgor and Pledgee have agreed that the Note be secured by a pledge of an aggregate of 25,000 shares of the Company's Common Stock under the terms of this Security Agreement.


     NOW THEREFORE, intending to be legally bound hereby, the parties agree as follows:

     1.  Creation and Description of Security Interest.  In consideration of a
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loan in the aggregate principal amount of $100,000.00 from Pledgee, Pledgor hereby pledges 25,000 shares of the Company's Common Stock (herein sometimes referred to as the "Collateral" or the "Shares"), duly endorsed in blank or with executed stock powers, and herewith delivers a certificate or certificates evidencing the Shares to Pledgee, who shall hold said certificate or certificates subject to the terms and conditions of this Security Agreement.

     The Shares (together with an executed blank stock assignment for use in transferring all or a portion of the Shares to Pledgee if, as and when required pursuant to this Security Agreement) shall be held by Pledgee as security for the repayment of the Note, and any extensions or renewals thereof, and Pledgee shall not encumber or dispose of such Shares except in accordance with the provisions of this Security Agreement.

     2.  Pledgor's Representations and Covenants.  To induce Pledgee to make the
         ---------------------------------------
loan evidenced by the Note and enter into this Security Agreement, Pledgor represents and covenants to the Pledgee, and his successors and assigns, as follows:

         a.  Payment of Indebtedness.  Pledgor will pay the principal sum of the
             -----------------------
Note secured hereby, together with interest thereon, at the time and in the manner provided in the Note.

         b.  Encumbrances. The Shares are free of all other encumbrances,
             ------------
defenses and liens, and Pledgor will not encumber the Shares without the prior written consent of Pledgee.

         c.  Further Assurances. Pledgor will do all things necessary or
             ------------------
desirable, including without limitation, the filing of financing statements, to evidence the pledge of the Shares made hereunder.

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          d.  Option Agreement Representations and Warranties. Pledgor is a
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party to a Stock Option Agreement of even date herewith with the Pledgee. Each of the representations and warranties made by Pledgor therein is incorporated herein by this reference.

     3.   Voting Rights.  During the term of this pledge and so long as all
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payments of principal and interest are made as they become due under the terms of the Note, Pledgor shall have the right to vote all of the Shares pledged hereunder.

     4.   Stock Adjustments. In the event that during the term of the pledge any
          -----------------
stock dividend, reclassification, recapitalization, readjustment or other changes are declared or made in the capital structure of the Company, all new, substituted and additional shares and/or other securities issued by reason of any such change shall be delivered to and held by Pledgee under the terms of this Security Agreement in the same manner as the Shares originally pledged hereunder. In the event of substitution of such securities, Pledgor and Pledgee shall cooperate and execute such documents as are reasonable so as to provide for the substitution of such Collateral and, upon such substitution, references to "Shares" in this Security Agreement shall include the substituted shares of capital stock of Pledgor to a result thereof.

     5.   Default.  Pledgor shall be deemed to be in default of the Note and of
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this Security Agreement in the event payment of principal or interest on the
Note shall be delinquent for a period of 10 days or more following the due date thereof or in the event Pledgor shall have breached any of the representations, warranties or covenants contained herein.

     In the case of an event of Default, as set forth above, the Pledgee shall have the right to accelerate payment of the Note upon notice to Pledgor, and Pledgee shall thereafter be entitled to foreclose upon the Shares in addition to any remedy it may pursue under the New Jersey Commercial Code.

     6.   Withdrawal or Substitution of Collateral.  Pledgor shall not sell,
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withdraw, pledge, substitute or otherwise dispose of all or any part of the
Collateral without the prior written consent of Pledgee.

     7.   Term.  The pledge of Shares shall continue until the payment of all
          ----
indebtedness secured hereby, at which time, to the extent such indebtedness is not satisfied in full, the Shares shall promptly be delivered to Pledgor.

     8.   Insolvency.  Pledgor agrees that if a bankruptcy or insolvency
          ----------
proceeding is instituted by or against him, or if a receiver is appointed for the property of Pledgor, or if Pledgor makes an assignment for the benefit of creditors, the entire amount unpaid on the Note shall become immediately due and payable, and Pledgee may proceed as provided in the case of default.

     9.   Invalidity of Particular Provisions.  Pledgor and Pledgee agree that
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the enforceability or invalidity of any provision or provisions of this Security
Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

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     10.  Successors or Assigns.  Pledgor and Pledgee agree that all of the
          ---------------------
terms of this Security Agreement shall be binding on their respective successors and assigns, and that the term "Pledgor" and the term "Pledgee" as used herein shall be deemed to include, for all purposes, their respective designees, successors, assigns, heirs, executors and administrators. Pledgor agrees that Pledgee may transfer or assign any or all of his rights hereunder, under the Note and under the Stock Option Agreement, without Pledgor's consent.

     11.  Governing Law.  This Security Agreement shall be interpreted and
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governed under the laws of the State of New Jersey without giving effect to conflicts of laws principles thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



"PLEDGOR"                /s/ Donald Katz
                         ---------------
                         Donald Katz


                         AUDIBLE, INC.


"PLEDGEE"                /s/ Patrick C. Barry
                         --------------------
                         By:  Patrick C. Barry
                              ----------------
                         Its:  CFO

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